EXHIBIT 5.1

                     ENGLISH, McCAUGHAN & O'BRYAN LETTERHEAD

Gerald W. Gritter

                                                              September 1, 2000

etravelserve.com, Inc.
c/o EMO Corporate Services, Inc.
100 NE Third Avenue, Suite 1100
Ft. Lauderdale, FL 33301

         Re:      Amendment No. 2 to Form S-8 Registration Statement

Gentlemen:

         We have acted as counsel to etravelserve.com, Inc., a Nevada corporation (the "Company") in connection with its Amendment No. 2 to Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 6,000,000 shares (the "Shares") of its common stock (the "Shares") pursuant to the Company's Year 2000 Stock Award and Option Plan, as amended ("Stock Plan").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Company's Articles of Incorporation, as amended, the By-Laws of the Company and the Stock Plan.

         Based on the foregoing, we are of the opinion that, the Shares when awarded in accordance with the terms of the Stock Plan will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion in connection with the Company's registration statement and the inclusion hereof as an exhibit thereto. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stock Plan or the shares of common stock issuable under such Stock Plan.


                                            Very truly yours,


                                            ENGLISH, MCCAUGHAN & O'BRYAN, P.A.
                                            ----------------------------------
                                            By /s/ Gerald Gritter


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